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                                                                    Exhibit 23.9

         [LETTERHEAD OF JOSEPH D. KALICKA & COMPANY, LLP APPEARS HERE]

                        Consent of Indpendent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998 (for the eleven months ended December 31, 1997) and February 20, 1998 (for the year ended January 31,
1997), with respect to the financial statements of Business Systems Division (an operating division of Bloom's Incorporated), included in the Registration Statement (Form S-1; File Number 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                        /s/ Joseph D. Kalicka & Company, LLP

                                            JOSEPH D. KALICKA & COMPANY, LLP
                                            Certified Public Accountants


Holyoke, Massachusetts
May 5, 1998